 EXHIBIT 6.3

VANDERBILT SECURITIES LLC

125 Froehlich Farm Boulevard

Woodbury, NY 11797

Tel. No. 631-845-5100

Reg A+ Offering of World Tree USA, LLC 7,000,000 Series A 2020 Eco-Tree Units

SELECTED DEALER AGREEMENT

Ladies and Gentlemen:

Vanderbilt Securities LLC, as the placement agent (the “Placement Agent”) for a Reg A+ offering of World-Tree USA, a Nevada limited liability company(the “Company”) of its 7,000,000 Series A 2020 Eco-Tree Units (the “Units”), invites you (the “Selected Dealer”) to participate in the distribution of Units priced at $1.50 per Unit for a maximum offering of $10,500,000 (the “Offering”), subject to the following terms:

I.	Engagement Agreement.

The Placement Agent has entered into that certain Engagement Agreement with the Company (the “Engagement Agreement”). By your execution and acceptance of this Selected Dealer Agreement, you shall become one of the “Selected Dealers” referred to in such Engagement Agreement between the Company and the Placement Agent and shall be entitled to sell Units in the Company’s Offering subject to the representations, warranties, covenants, and the indemnifications set forth in this Agreement. The Units are offered solely through broker dealers who are members in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

The Selected Dealer hereby agrees to use its best efforts to sell the Units for cash on the terms and conditions stated in the Reg A+ Amendment No. 5 Offering Circular, as may be amended or supplemented from time to time (the “Offering Circular”) pursuant to which the Units are being offered. Nothing in this Agreement shall be deemed or construed to make the Selected Dealer an employee, agent, representative or partner of the Placement Agent or of the Company, and the Selected Dealer is not authorized to act for the Placement Agent or the Company or to make any representations on their behalf except as set forth in the Offering Circular, and such other printed information furnished to the Selected Dealer by the Placement Agent or the Company to supplement the Offering Circular (the “Supplemental Information”).

The Selected Dealer acknowledges that the Placement Agent is not undertaking to provide a recommendation to purchase or investment advice in connection with the Offering of the Units. The Selected Dealer shall take whatever steps it deems desirable or necessary to evaluate the merits and risks of the Offering.

II.	Submission of Subscriptions.

It is understood and agreed that the Company reserves the right in its reasonable discretion to refuse to sell any of the Units to any person. A sale of a Unit shall be deemed to be completed if and only if the Company or its designee has received properly completed and executed subscription documents, including the subscription agreement in the form attached to the Offering Circular (“Subscription Agreement”), together with payment of the initial investment commitment from an investor who satisfies the applicable suitability standards and minimum purchase requirements set forth in the Offering Circular as determined by the Placement Agent and the Company has accepted such subscription.

The Selected Dealer hereby agrees to solicit, as an independent contractor and not as the agent of the Placement Agent or of the Company (or their affiliates), persons acceptable to the Company to purchase Units pursuant to the Subscription Agreement and in accordance with the Offering Circular. The Selected Dealer hereby agrees to diligently make inquiries required in the Offering Circular and as required by all applicable laws, of all prospective investors in order to ascertain whether a purchase of the Units is suitable for each such investor.

Investors in the Units shall be instructed by the Selected Dealer to wire funds or make checks payable in the amount of their investment subscription to Signature Bank (the “Escrow Agent”) in accordance with the wire / deposit instructions contained in the attached Exhibit A, together with a fully executed Subscription Agreement.

If requested by the Company or the Placement Agent, the Selected Dealer shall obtain from subscribers for the Units, other documentation reasonably deemed by the Company or the Placement Agent to be required under applicable law or as may be necessary to comply with the policies of the Company or the Placement Agent.

III.	Minimum Subscription Amount.

The minimum investment is 2,000 Units at a price of $1.50 per Unit for a minimum subscription of $3,000.00. Each investor whose subscription is accepted by the Company shall be entitled to thereafter to subscribe to additional Units in 1,000-Unit increments through and until the termination date of August 31, 2020 (the “Termination Date”).

IV.	Selling Concession.

As compensation for the services rendered under this Agreement, the Placement Agent will receive a cash fee of 5% of the gross proceeds of Unit subscriptions accepted by the Company at each closing. The Placement Agent shall reallow all of the 5% cash fee attributable to the Units to the Selected Dealer. The Selected Dealer shall not be entitled to receive any additional compensation with respect to its offering of the Units.

No selling concessions shall be paid with respect to subscriptions that are rejected by the Company.

The Selected Dealer affirms that the Placement Agent’s liability for the selling concession payable is limited solely to the closing of each Unit subscription introduced by the Selected Dealer and accepted by the Company.

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The parties hereby agree that the foregoing selling concession is not in excess of the usual and customary distributors’ or sellers’ commission and expense allowance received in the sale of securities similar to the Units, that the Selected Dealer’s interest in the Offering is limited to such compensation from the distribution of the 5% cash fee at the time of each Closing. Other than at such Closing, the Company is not liable or responsible for such payments to the Selected Dealer.

V.	Escrow Account.

The Company and the Placement Agent are parties to a certain bank Escrow Agreement in which Signature Bank has been designated as the Escrow Agent for the Offering. The Selected Dealer shall direct each investor to wire or make checks payable to “Signature Bank as Escrow Agent for World Tree USA, LLC” (the “Escrow Account”). The Company shall either accept or reject the subscription and if accepted the subscription amount shall be deposited to the Escrow Account. The Escrow Account shall be non-interest-bearing to subscribers and any interest shall be paid to the Escrow Agent as additional compensation for its services hereunder. From the date of commencement of the Offering, subscription funds that are accepted shall remain in escrow and released on the first business day of each month following the date of commencement of the Offering. No minimum amount is required for any Closing. The Offering shall terminate on August 31, 2020 (the “Termination Date”), unless extended in writing by the Company and the Placement Agent for an additional 60 (sixty) days (the “Extended Termination Date”). In the event the Offering terminates by notice of termination from either of the Company or the Placement Agent to the other, at their sole discretion, any funds remaining in escrow shall be returned to investors without interest or deduction.

VI.	Covenants of the Selected Dealer.

(a)	Prior to participating in the Offering, the Selected Dealer will have reasonable grounds to believe, based on information reasonably requested by the Selected Dealer and made available to the Selected Dealer by the Placement Agent and/or the Company, that all material facts are adequately and accurately disclosed in the Offering Circular, and that the Offering Circular provides a reasonable basis for evaluating the merits and risks of an investment in the Company and the Units.

(b)	The Selected Dealer agrees not to rely upon the due diligence efforts of the Placement Agent in determining whether the Company has adequately and accurately disclosed all material facts upon which to provide a basis for evaluating its participation in the Offering and the Company to the extent required by federal or state laws or FINRA. The Selected Dealer further agrees to conduct its own due diligence investigation to make that determination independent of the efforts of the Placement Agent.

(c)	In recommending a purchase of the Units, the Selected Dealer or any person associated with the Selected Dealer shall have reasonable grounds to believe, on the basis of the information obtained from the potential investor concerning his or her investment objectives, other investments, financial situation and needs, and any other information known by the Selected Dealer or an associated person, that an investment in the Company is suitable for the investor introduced by the Selected Dealer.

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(d)	Selected Dealer shall offer and/or sell the Units only in those jurisdictions where the Selected Dealer has been advised in writing by the Placement Agent that the offer or sale of the Units is permitted and where Selected Dealer and its employees and representatives participating in any such offer or sale are duly registered or exempt therefrom.

(e)	When any Supplemental Information is prepared and delivered to Selected Dealer by the Placement Agent or the Company, Selected Dealer shall:

(i)	distribute Supplemental Information to every person who has previously received an Offering Circular from Selected Dealer, provided such person has not otherwise indicated to Selected Dealer that it is no longer interested in making an investment in the Offering;

(ii)	include the Supplemental Information in all future deliveries of any Offering Circular; and

(iii)	keep business records indicating to whom Supplemental Information was delivered.

(f)	In connection with any offer or sale of Units, Selected Dealer shall:

(i)	comply in all respects with statements set forth in the Offering Circular, and in any Supplemental Information;

(ii)	not make any statement inconsistent with statements in the Offering Circular and in any Supplemental Information;

(iii)	not make any untrue or misleading statements of a material fact in connection with the Units; and

(iv)	not provide any written information or statements other than the Offering Circular and in any Supplemental Information, unless pre-approved in writing by the Placement Agent.

(g)	In connection with the solicitation and sale of the Units, Selected Dealer shall ensure that the prospective purchaser properly completes and executes, as appropriate, the following forms, which will be included in the subscription packet as exhibits to the Offering Circular:

(i)	the Subscription Agreement and IRS Form W-9; and

(ii)	any additional forms provided in any Supplemental Information, or otherwise provided to the Selected Dealer by the Placement Agent or the Company, which are intended to be completed by prospective purchasers.

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VII.	Right to Reject Subscriptions or Cancel Sales.

All  subscriptions are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any subscription for any or no reason. Issuance of the Units (the “Closing”) will be made only after receipt of the Subscription Agreement, actual receipt of payment for the Units and the release of subscription funds to the Company. If the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Units on or before the Closing, the Company reserves the right to cancel the subscription to purchase without notice. Checks received from rejected subscribers shall be either returned or refunded in full no later than five business days after rejection without interest or deduction.

VIII.	Offering Circular and Supplemental Information; Due Diligence; Confidentiality.

(a)	The Selected Dealer is not authorized or permitted to give and shall not give any information or make any representation (written or oral) concerning the Units except as set forth in the Offering Circular and Supplemental Information for use in making investor solicitations. The Selected Dealer will use and distribute, in conjunction with the offer and sale of any Units, only the Offering Circular and Supplemental Information. The Placement Agent shall supply the Selected Dealer with reasonable quantities of the Offering Circular, any amendments or supplements thereto, as well as any Supplemental Information, for delivery to investors, and the Selected Dealer shall deliver a copy of the Offering Circular and all supplements thereto and any amended Offering Circular to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Units to such investor. The Selected Dealer agrees that it shall not show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Placement Agent and marked “dealer only” or otherwise indicating that it is or should be considered “institutional communication” within the meaning of FINRA Rule 2210, or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Units to any prospective investor. The Selected Dealer agrees that it shall not use in connection with the offer or sale of Units any material or writing that relates to another entity supplied to it by the Company or the Placement Agent bearing a legend that states that such material may not be used in connection with the offer or sale of any securities other than the entity to which it relates. The Selected Dealer further agrees that it shall not use in connection with the offer or sale of Units any materials or writings that have not been previously approved by the Placement Agent. Upon execution of this Agreement, and in offering and selling Units, the Selected Dealer agrees to comply with all the applicable requirements under the Securities Act and the Exchange Act.

(b)	In connection with the Selected Dealer’s due diligence review of the Company, the Placement Agent shall, during the Offering (i) upon reasonable notice, make available to the Selected Dealer material information concerning the business, assets, operations and financial condition of the Company that the Selected Dealer reasonably requests in connection with the performance of its obligations hereunder; and (ii) provide the Selected Dealer with reasonable access to the Company’s officers, directors, employees, accountants, counsel and other advisors and agents as the Selected Dealer shall reasonably deem appropriate. The Information provided to or otherwise obtained by Selected Dealer, its diligence personnel and other agents of the Selected Dealer that are conducting a due diligence inquiry on behalf of the Selected Dealer (collectively, the “Diligence Personnel”) pursuant to this Article VIII(b) shall be deemed “Confidential Information” for purposes of this Agreement. The Selected Dealer shall be entitled to assume (x) that all Confidential Information furnished by the Company or on its behalf, including any information provided to any governmental agency, shall be true, complete and correct in all material respects and shall not contain any misstatement of material fact or omit to state any material fact required to be stated therein or necessary to make such information not misleading, and (y) that the Placement Agent will notify the Selected Dealer if the Placement Agent learns of any material inaccuracy or misstatement in, or any material omission from, any such Confidential Information. The Placement Agent recognizes and confirms that the Selected Dealer, in performing its due diligence review, may be using Confidential Information provided by the Company and the Placement Agent, including, without limitation, information filed with governmental agencies, and that the Selected Dealer does not assume responsibility for and may rely, without independent verification, solely upon the accuracy and completeness of any such information.

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(c)	The Selected Dealer agrees to not disclose, and to cause its Diligence Personnel not to disclose, such Confidential Information to the public, or the Selected Dealer’s sales staff or financial advisors, or to any other third party and agrees not to use the Confidential Information in any manner in the offer and sale of the Units. The Selected Dealer further agrees to use all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (i) limiting access to such information to persons who have a need to know such information only for the purpose of the Selected Dealer’s due diligence inquiry and (ii) informing each recipient of such Confidential Information of the Selected Dealer’s confidentiality obligation. The Selected Dealer acknowledges that Selected Dealer or its Diligence Personnel may previously have received Confidential Information in connection with preliminary due diligence on the Company, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. The Selected Dealer acknowledges that Selected Dealer or its Diligence Personnel may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. Notwithstanding the foregoing, Confidential Information may be disclosed (x) if approved in writing for disclosure by the Company or the Placement Agent, (y) pursuant to a subpoena or as required by law, or (z) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the SEC or FINRA), provided that the Selected Dealer shall notify the Placement Agent in advance, if practicable under the circumstances, of any attempt to obtain Confidential Information pursuant to provisions (y) and (z).

IX.	License and Association Membership.

Selected Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Placement Agent that Selected Dealer is currently, and at all times while performing its functions under this Agreement will be, a properly registered broker-dealer under the Exchange Act, duly licensed as a broker-dealer, and authorized to sell the Units under Federal and state securities laws and regulations and in all states where it offers or sells Units, and that it is a member in good standing of FINRA. This Agreement shall automatically terminate if (a) Selected Dealer ceases to be a member in good standing of FINRA, (b) Selected Dealer is subject to a FINRA suspension or (c) Selected Dealer’s registration as a broker-dealer under the Exchange Act is terminated or suspended. Selected Dealer agrees to notify the Placement Agent immediately if (a) Selected Dealer ceases to be a member in good standing of FINRA, or in the case of a foreign dealer, so to conform, (b) Selected Dealer is subject to a FINRA suspension or (c) Selected Dealer’s registration as a broker-dealer under the Exchange Act is terminated or suspended. The Placement Agent also hereby agrees to comply with all applicable FINRA rules, including but not limited to FINRA Rules 2090 and 2111. In connection with Selected Dealer’s appointment as a dealer hereunder, the Selected Dealer represents, warrants and covenants that:

(a)	Selected Dealer is not subject to any disqualification described in Rule 262 of Regulation A;

(b)	Selected Dealer is duly registered under the provisions of the Exchange Act, as a dealer, and Selected Dealer is a member in good standing of FINRA. Selected Dealer is duly registered as a broker/dealer in the states where Selected Dealer is required to be registered in order to carry out Selected Dealer’s obligations as contemplated by this Agreement and the Offering Circular. The Selected Dealer and its employees and representatives possess all required licenses and registrations to act under this Agreement. Selected Dealer agrees to maintain all the foregoing registrations in good standing throughout the term of the offer and sale of the Units, and Selected Dealer agrees to comply with all statutes and other requirements applicable to Selected Dealer as a broker/dealer under those registrations;

(c)	The representations and warranties that Selected Dealer has made in this Agreement are and shall be true and correct throughout the Offering; and

(d)	Selected Dealer shall be in timely compliance with all of its obligations under this Agreement and under the Engagement Agreement at all times throughout the Offering.

X.	Anti-Money Laundering Compliance Programs.

The Selected Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Placement Agent that the Selected Dealer has established and implemented an anti-money laundering compliance program and customer identification program (collectively, an “AML Program”) in accordance with applicable FINRA rules, including NASD Conduct Rules, the applicable rules and regulations of the SEC and the Bank Secrecy Act of 1970, as amended, 31 U.S.C. §§ 5311-5355 and related regulations (31 C.F.R. Chapter X) (collectively, the “AML Rules”), specifically including, but not limited to, 31 U.S.C. § 5318(h) (“Anti-money laundering programs”) requiring financial institutions, including securities broker-dealers, to establish anti-money laundering programs, 31 U.S.C. § 5318(g) (“Reporting of suspicious transactions”) requiring financial institutions, including securities broker-dealers, to report suspicious transactions relevant to a possible violation of law or regulation, and 31 U.S.C. § 5318(l) (“Identification and verification of accountholders”) and 31 C.F.R. § 1023.220 (“Customer identification programs for broker-dealers”) requiring financial institutions, including securities broker-dealers, to establish, document and maintain written “Customer Identification Programs.” In addition, the Selected Dealer represents that it has established and implemented a program for compliance with all regulations and programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC Program”), and shall continue to maintain its AML and OFAC Programs consistent with AML Rules and OFAC requirements during the term of this Agreement.

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The Selected Dealer shall, upon request by the Placement Agent, provide an annual certification to the Placement Agent that, as of the date of such certification, (1) it has implemented and is continuing to implement its AML Program and its OFAC Program, (2) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (3) it is currently in compliance with all AML Rules and OFAC requirements, and (4) that the Selected Dealer shall perform all of the specified requirements for Customer Identification Programs as required by 31 C.F.R. § 1023.220.

XI.	Offering Circular Filing.

The Placement Agent shall timely file with FINRA the Offering Circular and any other information concerning the Offering required to be filed with FINRA on the Public Offering System and designate any Selected Dealer access to its filings.

XII.	Termination.

Selected Dealer shall suspend or terminate its offer and sale of Units upon the request of the Company or the Placement Agent at any time and shall resume its offer and sale of Units hereunder upon subsequent request of the Company or the Placement Agent. Any party may terminate this Agreement by written notice to the other. Such termination shall be effective 48 hours after receipt of such notice. This Agreement is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto. Notwithstanding such termination, Selected Dealer shall (to the extent otherwise eligible pursuant to the terms of Article IV and Article V) continue to be eligible to receive payments hereunder for previously submitted and accepted Subscription Agreements.

This Agreement may be amended at any time by the Placement Agent by written notice to the Selected Dealer, and any such amendment shall be deemed accepted by Selected Dealer upon placing an order for sale of Units after he has received such notice.

XIII.	Privacy Laws.

Each of the Placement Agent and the Selected Dealer (each referred to individually in this section as “party”) agree as follows:

(a)	Each party agrees to abide by and comply with (i) the applicable privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”), (ii) the applicable privacy standards and requirements of any other applicable Federal or state law, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time.

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(b)	Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(c)	Each party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party shall consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

XIV.	Notice.

All notices shall be in writing and shall be duly given to the Placement Agent three days after being mailed to the attention of Steve Howe, CCO, Vanderbilt Securities LLC, 125 Froehlich Farm Boulevard, Woodbury, NY 11797, showe@vanderbiltsecurities.com, and to the Selected Dealer when mailed to the address and to the attention of the Designated Representative specified by the Selected Dealer hereinafter.

XV.	Indemnification.

  (a)  The Placement Agent shall indemnify and hold harmless each Selected Dealer and each Selected Dealer’s past or present parents, subsidiaries, and affiliated or related companies, and each of their past and present predecessors, successors, assigns, heirs, executors, administrators, control persons under the Securities Act of 1933, control persons under Section 20 of the Securities and Exchange Act of 1934, employees, independent contractors, representatives, affiliated persons, officers, directors, owners, members, partners, shareholders, managers, principals, agents, representatives, consultants, attorneys, insurers, divisions, affiliated corporations, organizations or entities, whether previously or hereinafter affiliated in any manner (each individually an “Indemnified Person”) from and against any and all claims, rights, actions, complaints, demands, causes of action, choses in action, charges of discrimination, obligations, promises, covenants, errors, omissions, contracts, agreements, controversies, trespasses, suits, debts, sums of money, expenses, losses, damages of any kind, attorney’s fees, costs, expenses, and liabilities of any nature whatsoever, whether or not now known or unknown, suspected or claimed or not suspected or claimed, fixed or contingent, whether in law, admiralty, or equity, however denominated, to which such Indemnified Person may become subject arising out of, concerning, relating to, or in connection with the Offering, any offering documents or other materials or statements, the breach of any representation or warranty made by the Placement Agent, any breach of this Agreement by the Placement Agent, any violation of state or federal securities laws, rules, or regulations by the Placement Agent, the rendering of services hereunder by any Indemnified Person except to the extent that such losses, claims, damages or liabilities are determined in final, non-appealable judicial rulings to have primarily resulted from the negligence or willful misconduct of such Indemnified Person subject to the contribution provisions below, and reimburse such Indemnified Person for reasonable legal and other costs and expenses as they are incurred, that arise in connection with investigating, preparing to defend or defending any lawsuit, action, arbitration, claim, investigation, or other proceeding of any kind, whether or not such Indemnified Person is a party, and any appeals therefrom; and

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(b) Each Selected Dealer shall indemnify and hold harmless the Placement Agent and each of the Placement Agent’s past or present parents, subsidiaries, and affiliated or related companies, and each of their past and present predecessors, successors, assigns, heirs, executors, administrators, control persons under the Securities Act of 1933, control persons under Section 20 of the Securities and Exchange Act of 1934, employees, independent contractors, representatives, affiliated persons, officers, directors, owners, members, partners, shareholders, managers, principals, agents, representatives, consultants, attorneys, insurers, divisions, affiliated corporations, organizations or entities, whether previously or hereinafter affiliated in any manner (each individually an “Indemnified Person”) from and against any and all claims, rights, actions, complaints, demands, causes of action, choses in action, charges of discrimination, obligations, promises, covenants, errors, omissions, contracts, agreements, controversies, trespasses, suits, debts, sums of money, expenses, losses, damages of any kind, attorney’s fees, costs, expenses, and liabilities of any nature whatsoever, whether or not now known or unknown, suspected or claimed or not suspected or claimed, fixed or contingent, whether in law, admiralty, or equity, however denominated, to which such Indemnified Person may become subject arising out of, concerning, relating to, alleged improper sales practices in connection with the Offering, the breach of any representation or warranty made by Selected Dealer, any breach of this Agreement by Selected Dealer, any violation of state or federal securities laws, rules, or regulations by Selected Dealer, the rendering of services hereunder by any Indemnified Person except to the extent that such losses, claims, damages or liabilities are determined in final, non-appealable judicial rulings to have primarily resulted from the negligence or willful misconduct of such Indemnified Person subject to the contribution provisions below, and reimburse such Indemnified Person for reasonable legal and other costs and expenses as they are incurred, that arise in connection with investigating, preparing to defend or defending any lawsuit, action, arbitration, claim, investigation, or other proceeding of any kind, whether or not such Indemnified Person is a party, and any appeals therefrom.

(c) The Placement Agent and Selected Dealer agree that (i) the indemnification and reimbursement commitments set forth above shall apply whether or not such Indemnified Person is a named party to any such lawsuit, action, arbitration, claim, investigation, or other proceeding of any kind; and (ii) promptly after receipt by an Indemnified Party of notice any lawsuit, action, arbitration, claim, investigation, or other proceeding of any kind, the Indemnified Person shall notify the Placement Agent or the Selected Dealer, as the case may be, in writing of such involvement. This indemnification shall survive any termination of this Agreement. This indemnity applies to all claims, however raised or denominated, including but not limited to counter-party claims and third-party claims. Further, this indemnity is not subject to any limitation of liability or exclusion of damages provisions set forth herein.

(d) These provisions shall remain in full force and effect whether or not the transaction contemplated by this Agreement is completed and shall survive the termination of this Agreement or the Engagement Letter between the Placement Agent and the Company, and shall be in addition to any liability that the Company might otherwise have to any Indemnified Person under this Agreement or otherwise.

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XVI.	Arbitration, Attorneys’ Fees, and Applicable Law.

Any dispute related to this Agreement shall be settled by FINRA arbitration in New York, NY in accordance with the FINRA Code of Arbitration Procedure for Industry Disputes. Any award entered by the arbitrator or arbitration panel shall be final, binding and nonappealable, and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction. FINRA forum fees in connection with the conduct of the arbitration shall be paid as specified in the award, or if not so specified, then paid 50% by the Placement Agent and 50% by the Selected Dealer.

In any action to enforce the provisions of this Agreement or to secure damages for its breach, each party shall be responsible for its own costs and attorney’s fees. This Agreement shall be construed under the internal laws of the State of New York without regard to conflicts of law principles. This Agreement shall take effect when signed by Selected Dealer and countersigned by the Placement Agent.

XVII.	Severability.

In the event that any court of competent jurisdiction declares any provision of this Agreement invalid, such invalidity shall have no effect on the other provisions hereof; which shall remain valid and binding and in full force and effect, and to that end the provisions of this Agreement shall be considered severable.

XVIII.	No Waiver.

Failure by either party to promptly insist upon strict compliance with any of the obligations of the other party under this Agreement shall not be deemed to constitute a waiver of the right to enforce strict compliance with respect to any obligation hereunder.

XIX.	Assignment.

This Agreement may not be assigned by either party, except with the prior written consent of the other party. This Agreement shall be binding upon the parties hereto, and their successors and permitted assigns.

XX.	Authorization.

Each party represents to the other that all requisite corporate proceedings have been undertaken to authorize it to enter into and perform under this Agreement as contemplated herein, and that the individual who has signed this Agreement below on its behalf is a duly elected officer that has been empowered to act for and on behalf of such party with respect to the execution of this Agreement.

XXI.	Further Correspondence.

Placement Agent will provide Selected Dealer with advance copies of all documents being provided to investors placed by Selected Dealer hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on its behalf by its duly authorized agent.

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THE PLACEMENT AGENT:

VANDERBILT SECURITIES LLC

By:
Steve Howe, CCO

[SELECTED DEALER INFORMATION AND SIGNATURE FOLLOW]

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We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1.	Identity of Selected Dealer:

Name: _________________________________________________

Type of entity: ___________________________________________

                                (corporation, partnership, proprietorship, etc.)

Organized in the State of: ___________________________________

Tax I.D. #: ______________________________________________

2.	Person to receive notice pursuant to Article XV:

Name: _________________________________________________

Company: ______________________________________________

Address: _______________________________________________

City, State and Zip Code: ___________________________________

Telephone No.: __________________________________________

Facsimile No.: __________________________________________

 E-Mail Address: _________________________________________

AGREED TO AND ACCEPTED

BY THE SELECTED DEALER:

_______________________________________

(Selected Dealer’s Firm Name)

By:
Signature of Designated Representative

Name:

Title:

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EXHIBIT A

SUBSCRIPTION PAYMENT INSTRUCTIONS

Each selected dealer shall transmit a completed and signed subscription agreement and IRS Form W-9 to the Placement Agent, along with a check for the amount of each subscription made payable to “Signature Bank as Escrow Agent for World Tree USA, LLC.” The Placement Agent will forward the subscription agreement to World Tree USA, LLC for acceptance and promptly submit the check to the Escrow Agent for deposit.

As an alternative to a check, subscribers may wire transfer funds to Signature Bank, 923 Broadway, Woodmere, NY 11598, ABA No. 026013576 for credit to “Signature Bank as Escrow Agent for World Tree USA, LLC” Account No. 1504036096. The selected dealer will forward a completed and signed subscription agreement and IRS Form W-9 to the Placement Agent.

In each such case, the Placement Agent will submit the name, address, social security number (or tax ID number) of the subscriber making payment to Signature Bank.

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